Exhibit 99.1

908 Devices Reports Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Revenue Outlook

Fourth quarter 2025 revenue increased 21% compared to prior year

Achieved positive Adjusted EBITDA in the fourth quarter

BURLINGTON, Mass. – March 3, 2026 – 908 Devices Inc. (Nasdaq: MASS), a core small-cap growth company focused on purpose-built handheld chemical analysis tools for vital health, safety and defense tech applications, today reported financial results for the quarter and full year ended December 31, 2025.

Q4 2025 and Full Year 2025 Financial Highlights

●	Revenue of $17.4 million for the fourth quarter 2025, increasing 21% compared to the fourth quarter 2024
●	Revenue of $56.2 million for the full year 2025, increasing 18% compared to the full year 2024
●	Recurring revenue was $19.5 million for the full year 2025, increasing 22% year over year, and representing 35% of total revenues for the year
●	Gross margin was 53% and Adjusted gross margin was 57% in the fourth quarter of 2025, a 530-basis point improvement in Adjusted gross margin compared to the fourth quarter of 2024
●	Delivered net income from continuing operations of $4.4 million and positive Adjusted EBITDA of $0.7 million for the fourth quarter 2025, achieving our goal and cash flow positivity in the fourth quarter
●	Ended the year with a strong balance sheet, maintaining a cash position of $113.0 million

“2025 was a defining year for 908 Devices as we strengthened our operating model, expanded margins, and achieved Adjusted EBITDA positivity in the fourth quarter. Our disciplined execution led to strong growth as we achieved revenue of $56.2 million in 2025, an 18% increase year over year,” said Kevin J. Knopp, CEO and Co-founder. “The structural changes we have implemented combined with a solid balance sheet give us financial flexibility to focus resources on the growing demand across the vital health, safety, and defense-tech markets we serve.”

Fourth Quarter 2025 Financial Results

In light of the divestiture of the bioprocessing product portfolio in March 2025, all financial results discussed in this release for current and prior periods are for continuing operations only.

Revenue was $17.4 million for the three months ended December 31, 2025, a 21% increase over the prior year period, largely driven by an increase in FTIR product revenue. OEM and funded partnership revenue was $1.0 million, compared to $0.7 million in the prior year period. The installed base grew 24% year-over-year to 3,736 devices, with 224 devices placed during the fourth quarter. Recurring revenue represented 32% of total revenues in the quarter.

Gross profit was $9.2 million for the fourth quarter of 2025, compared to $6.7 million for the corresponding period in the prior year. GAAP gross margin was 53% as compared to 47% for the corresponding prior year period. Adjusted gross profit was $10.0 million for the fourth quarter of 2025, compared to $7.5 million for the corresponding period in the prior year. Adjusted gross margin was 57%, as compared to 52% for the corresponding prior year period. The increase in adjusted gross margin percentage was primarily driven by higher product revenues, including a shift in channel mix, along with an improvement in service gross margins.

Operating expenses were $6.1 million for the fourth quarter of 2025, compared to $23.4 million for the corresponding prior year period. The decrease of $17.3 million includes a $2.0 million reduction of operating expenses related to research and development and selling, general, and administrative costs, a noncash decrease of $10.1 million related to an impairment of goodwill, and a noncash decrease of $5.2 million related to a change in the fair value of the contingent consideration liability.

Net income from continuing operations was $4.4 million for the fourth quarter of 2025, compared to a net loss from continuing operations of $16.0 million for the corresponding prior year period. Adjusted EBITDA was positive $0.7 million for the fourth quarter of 2025, compared to a loss of $4.0 million for the corresponding period in the prior year.

Net income attributable to common stockholders was $4.2 million for the fourth quarter of 2025, compared to a net loss of $19.4 million for the corresponding prior year period.

Full Year 2025 Financial Results

Revenue was $56.2 million for the year ended December 31, 2025, an 18% increase over the prior year period, largely driven by an increase in FTIR product revenue and the impact of ownership for the full period in 2025 compared to eight months in 2024. OEM and funded partnership revenue was $3.0 million, compared to $1.6 million in the prior year period. Recurring revenue represented 35% of total 2025 revenues, compared to 33% in 2024.

Gross profit was $28.4 million for 2025, compared to $24.5 million for the corresponding prior year period. GAAP gross margin was 51% as compared to 51% for the corresponding prior year period. Adjusted gross profit was $31.9 million for 2025, compared to $26.7 million for the corresponding prior year period. Adjusted gross margin was 57%, an increase of approximately 90 basis points compared to the corresponding prior year period. The increase in Adjusted gross margin percentage was primarily driven by improved service gross margins from leverage of fixed costs and insourcing of training obligations.

Operating expenses were $67.8 million for 2025, compared to $81.9 million for the corresponding prior year period. This decrease was driven by the $40.7 million charge for an impairment of goodwill in 2024, offset in part by a $27.0 million change in the fair value of the contingent consideration liability where it was a charge in 2025 and a credit in 2024.

Net loss from continuing operations was $33.3 million for 2025, compared to a net loss from continuing operations of $53.1 million for the corresponding prior year period. Adjusted EBITDA was a loss of $9.6 million for 2025, compared to a loss of $15.6 million for the corresponding period in the prior year.

Net income attributable to common stockholders was $19.5 million for 2025, compared to a net loss of $72.2 million for the corresponding prior year period.

Cash, cash equivalents and marketable securities were $113.0 million as of December 31, 2025, with no debt outstanding.

2026 Guidance

908 Devices expects full year 2026 revenues to be in the range of $64.5 million to $67.5 million, representing 15% to 20% growth compared to 2025 revenue from continuing operations.

Webcast Information

908 Devices will host a conference call to discuss the fourth quarter and full year 2025 financial results before market open on Tuesday, March 3, 2026 at 8:30 am Eastern Time. A webcast of the conference call can be accessed in the Investor Relations section of 908devices.com. The webcast will be archived and available for replay for at least 90 days after the event.

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit www.908devices.com.

Non-GAAP Measures of Financial Performance

To supplement the Company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release and presented with detailed reconciliations to comparable GAAP financial results in the tables below:

●	Adjusted gross profit is defined as gross profit excluding intangible amortization, acquisition and integration costs, restructuring charges (including the costs of severance), and non-cash expenses related to stock-based compensation.
●	Adjusted gross margin is defined as adjusted gross profit expressed as a percentage of total revenue.
●	Adjusted EBITDA is defined as net income (loss) from continuing operations excluding other income, benefit for income taxes, depreciation, intangible amortization, acquisition and integration costs, restructuring charges (including the costs of severance), non-cash expenses related to stock-based compensation, and costs associated with contingent consideration related to the Company’s acquisitions and for which the conditions for payment have not yet been achieved.

The Company’s non-GAAP financial results presented in this earnings release exclude certain costs that management believes do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of ongoing operations for the period in which such charges are recorded, nor do the resulting charges recorded accurately reflect the anticipated cash flows of ongoing operations, and as such, excluding these costs allows management to understand and evaluate core operating performance and trends. However, as there are no standardized methods of calculating these non-GAAP financial measures, the Company’s methods may differ from those used by other companies in its industry, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness for purposes of comparison. Furthermore, these non-GAAP measures have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in the Company’s GAAP financial results. Accordingly, when analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures in isolation or as a substitute for, or superior to, comparable financial measures prepared in accordance with GAAP. Rather, the Company believes that these non-GAAP financial measures, when viewed in addition to and not in lieu of reported GAAP financial results, provide investors with additional meaningful information to assess financial performance and trends, enable comparison of financial results between periods, and allow for greater transparency with respect to key metrics utilized internally in analyzing and operating the Company’s business.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the Company’s future revenue and growth. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC) which are available on the SEC's website at www.sec.gov. Additional information will be made available in our annual and quarterly reports and other filings that we make from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor and Media Contact:

Barbara Russo

IR@908devices.com

908 DEVICES INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$14,331	$10,357	$43,281	$35,530
Service and contract revenue	3,049	3,986	12,916	12,216
Total revenue	17,380	14,343	56,197	47,746
Cost of revenue:
Product cost of revenue	6,987	5,964	22,325	17,387
Service and contract cost of revenue	1,239	1,706	5,449	5,859
Total cost of revenue	8,226	7,670	27,774	23,246
Gross profit	9,154	6,673	28,423	24,500
Operating expenses:
Research and development	3,504	3,900	15,575	14,988
Selling, general and administrative	8,816	10,461	38,528	39,462
Change in fair value of contingent consideration	(6,258)	(1,075)	13,741	(13,216)
Goodwill impairment	—	10,136	—	40,659
Total operating expenses	6,062	23,422	67,844	81,893
Income (loss) from operations	3,092	(16,749)	(39,421)	(57,393)
Other income, net	1,123	725	6,078	4,253
Income (loss) from operations before income taxes	4,215	(16,024)	(33,343)	(53,140)
Income tax benefit	166	—	66	—
Net income (loss) from continuing operations	4,381	(16,024)	(33,277)	(53,140)
Net income (loss) from discontinued operations, net of tax	(204)	(3,422)	52,766	(19,066)
Net income (loss) attributable to common stockholders	$4,177	$(19,446)	$19,489	$(72,206)
Net income (loss) from continuing operations per share attributable to common stockholders, basic	$0.12	$(0.46)	$(0.93)	$(1.56)
Net income (loss) from discontinued operations per share attributable to common stockholders, basic	$(0.01)	$(0.10)	$1.47	$(0.56)
Net income (loss) per share attributable to common stockholders, basic	$0.11	$(0.56)	$0.54	$(2.12)

Net income (loss) from continuing operations per share attributable to common stockholders, diluted	$0.11	$(0.46)	$(0.93)	$(1.56)
Net income (loss) from discontinued operations per share attributable to common stockholders, diluted	$(0.01)	$(0.10)	$1.47	$(0.56)
Net income (loss) per share attributable to common stockholders, diluted	$0.10	$(0.56)	$0.54	$(2.12)
Weighted average common shares outstanding
Basic	36,217,332	34,670,638	35,898,542	34,076,321
Diluted	38,918,441	34,670,638	35,898,542	34,076,321

908 DEVICES INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and marketable securities	$112,970	$68,923
Accounts receivable, net	11,327	8,852
Inventory	12,990	10,886
Prepaid expenses and other current assets	7,272	4,184
Current assets of discontinued operations	—	10,210
Total current assets	144,559	103,055
Operating lease, right-of-use assets	4,397	3,842
Property and equipment, net	4,232	1,595
Intangible, net	36,412	38,679
Other long-term assets	471	511
Non-current assets of discontinued operations	—	11,794
Total assets	$190,071	$159,476
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$8,424	$8,563
Deferred revenue	8,934	10,417
Operating lease liabilities and other liabilities	16,706	1,473
Current liabilities of discontinued operations	—	4,696
Total current liabilities	34,064	25,149
Deferred revenue, net of current portion	8,331	10,213
Other long-term liabilities	3,977	4,884
Non-current liabilities of discontinued operations	—	4,638
Total liabilities	46,372	44,884
Total stockholders' equity	143,699	114,592
Total liabilities and stockholders' equity	$190,071	$159,476

908 DEVICES INC.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentage and per share data)

In all tables below, totals may not add due to rounding

Reconciliation from Gross Profit (GAAP) to Adjusted Gross Profit (Non-GAAP) and Margin Percentage:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Gross Profit (GAAP)	$9,154	6,673	28,423	24,500

Intangible amortization	635	633	2,539	1,691
Acquisition and integration costs	-	-	50	-
Restructuring	-	69	288	69
Stock-based compensation	184	97	566	441

Adjusted Gross Profit (Non-GAAP)	$9,973	$7,472	$31,866	$26,701

Gross Margin Percentage (GAAP)	53%	47%	51%	51%

Adjusted Gross Margin Percentage (Non-GAAP)	57%	52%	57%	56%

Reconciliation from Net Income (Loss) from Continuing Operations (GAAP) to Adjusted EBITDA (Non-GAAP):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net Income (Loss) from continuing operation (GAAP)	$4,381	(16,024)	(33,277)	(53,140)

Adjustments:
Other income, net	(1,123)	(725)	(6,078)	(4,253)
Income tax benefit	(166)	-	(66)	-
Depreciation	385	301	1,294	1,051
Intangible amortization	732	710	2,890	1,898
Acquisition and integration costs	-	53	703	2,383
Restructuring	10	539	1,517	539
Stock-based compensation	2,766	2,064	9,701	8,433
Contingent consideration (gain) loss	(6,258)	(1,075)	13,741	(13,216)
Goodwill impairment	-	10,136	-	40,659

Adjusted EBITDA (Non-GAAP)	$727	$(4,021)	$(9,575)	$(15,646)